EXHIBIT 4.1

FORM OF NOTE OF 7.35% SENIOR NOTES DUE 2019

THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

JERSEY CENTRAL POWER & LIGHT COMPANY

7.35% SENIOR NOTE DUE 2019

Original Issue Date: January 27, 2009

Stated Maturity: February 1, 2019

Interest Rate: 7.35%

Interest Payment Dates: February 1 and August 1, commencing August 1, 2009.

Regular Record Dates:
The Business Day immediately preceding each Interest Payment Date so long as this Note is issued in book-entry only form, otherwise the fifteenth calendar day next preceding each Interest Payment Date.

Principal Amount: $300,000,000.00 No. R-1
CUSIP: 476556DA0

JERSEY CENTRAL POWER & LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS on the Stated Maturity specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which Interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date specified above, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment.  No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Note is paid on the Maturity Date.  The interest so payable and punctually paid or duly provided for on any such Interest Payment Date (except for interest payable on the Stated Maturity specified above, or, if applicable, upon redemption or acceleration) will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Global Note is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Global Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Stated Maturity specified above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable on such Maturity Date.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Global Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date.  Payment of principal of, interest and premium, if any, on this Global Note shall be payable pursuant to Section 2.12(a) of the Indenture.

This Global Note is a global security in respect of a duly authorized issue of 7.35% Senior Notes due 2019 (the “Notes of this Series”, which term includes any Global Note representing such Notes) of the Company issued and to be issued under an Indenture dated July 1, 1999 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”).  Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes.  Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered.  This Global Note has been issued in respect of the Notes of this Series, which are limited in  aggregate principal amount to $300,000,000.

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date.  Each Note of this Series or Global Note issued upon transfer, exchange or substitution of such Note or Global Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note or Global Note, as the case may be.

Notes of this Series are redeemable at any time in whole or from time to time in part, at the Company’s option, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each Holder of Notes of this Series to be redeemed at a redemption price equal to the greater of: (1) 100% of the principal amount of such Notes to be redeemed, and (2) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus 50 basis points. In each case, accrued and unpaid interest on such Notes to be redeemed will be payable to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date:

•
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from these yields on a straight line basis, rounding to the nearest month); or

•
if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of Notes of this Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (“Remaining Life”).

“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means: (1) each of Greenwich Capital Markets, Inc., Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC and UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.

“Remaining Scheduled Payments” means, with respect to Notes of this Series to be redeemed, the remaining scheduled payments of principal of and interest on such Notes that would be due after the related redemption date but for such redemption. If such redemption date is not an Interest Payment Date with respect to such Notes, the amount of the next succeeding scheduled interest payment on such Notes will be reduced by the amount of interest accrued on such Notes to such redemption date.

Holders of Notes of this Series to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Notes of this Series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular portions thereof for redemption from the outstanding Notes of this Series by such method as the Trustee deems fair and appropriate. Any notice of redemption of Notes of this Series may be conditional on the Company depositing funds with the Trustee, or irrevocably directing the Trustee to apply moneys held by it, sufficient to pay the redemption price thereof, and if such funds are not so deposited or such direction is not given, such notice shall be of no effect.

Unless the Company is in default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes of this Series, or portions thereof, called for redemption.

In the event of redemption of this Global Note in part only, a new Global Note, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation thereof.

Interest payments for this Global Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months (and for any partial period shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months).  If where any Interest Payment Date or date on which the principal of this Global Note is required to be paid is not a Business Day, then payment of principal, premium, if any, or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Note is required to be paid.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee cash, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash, or a combination of cash and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and premium, if any, and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes.  Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Global Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and premium, if any, or interest on this Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and premium, if any, and interest on this Global Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Global Note may be transferred only as permitted by the legend hereto.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual or facsimile signature of an authorized officer,

this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

[Signature Page Follows]

IN WITNESS WHEREOF, Jersey Central Power & Light Company has caused this Note to be executed on behalf of the Company by its Treasurer and attested by its Corporate Secretary.

January 27, 2009

Jersey Central Power & Light Company
By: _________________________________
Name: Randy Scilla
Title: Treasurer

ATTEST:

By: _____________________________
Name: Edward J. Udovich
Title: Corporate Secretary

CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes of the series designated and described in the within-
mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee
By: _____________________________
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT -_____Custodian________ (Cust) (Minor)
TEN ENT – as tenants by the entireties	Under Uniform Gifts to Minors
JT TEN – as joint tenants with right of survivorship and not as tenants in common	____________________________ State

Additional abbreviations may also be
used though not in the above list.

                                                                                                                                             ________________________

FOR VALUE RECEIVED the undersigned hereby
sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________

Please print or typewrite name and address
including postal zip code of assignee

________________________________________
The within note and all rights thereunder, hereby
irrevocably constituting and appointing
 ___________________ attorney to transfer said note on the books of the Company, with full power of substitution in the premises

Dated: __________________________

NOTICE:       The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any changes whatever.